Exhibit 99.1

Popular, Inc. Announces Second Quarter 2021 Financial Results

•	Net income of $218.1 million in Q2 2021, compared to net income of $262.6 million in Q1 2021.

•	Net interest margin of 2.91% in Q2 2021, compared to 3.07% in Q1 2021; net interest margin on a taxable equivalent basis of 3.22% in Q2 2021, compared to 3.39% in Q1 2021.

•	Credit Quality:

•	Non-performing loans held-in-portfolio (“NPLs”) decreased by $13.0 million from Q1 2021; NPLs to loans ratio at 2.4% flat from Q1 2021;

•	Net charge-offs (“NCOs”) was a net recovery of $1.3 million, a favorable variance by $22.3 million from Q1 2021; NCOs at (0.02)% of average loans held-in-portfolio vs. 0.29% in Q1 2021;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.70% vs. 2.75% in Q1 2021; and

•	ACL to NPLs at 114.7% flat from Q1 2021.

•	Common Equity Tier 1 ratio of 16.55%, Common Equity per Share of $71.82 and Tangible Book Value per Share of $63.24 at June 30, 2021.

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $218.1 million for the quarter ended June 30, 2021, compared to net income of $262.6 million for the quarter ended March 31, 2021.

Ignacio Alvarez, President and Chief Executive Officer, said: “We had another strong quarter with net income of $218 million. These results reflect improving macro-economic conditions and credit quality as well as our diversified sources of revenue. Consumer spending in P.R. has increased and it is reflected in higher revenues from credit and debit card spending. Deposit balances grew by $5.9 billion and excluding forgiveness of PPP loans, we saw a small increase in our period end loans, led by strong auto loan originations in P.R. During the quarter we also continued to return capital to our shareholders, increased our common stock dividend, while maintaining a CET1 ratio of 16.6% at quarter end. While we are extremely pleased with the results for the first half of the year, we remain attentive on how the evolving health situation may impact the economic recovery.

We also continued to support the communities we serve. During the quarter we released our annual Corporate Sustainability Report, which summarizes our program, takes into account widely accepted sustainability reporting standards and highlights our commitment, progress and achievements in our efforts to operate as a responsible, ethical and sustainable company.”

Significant Events

Financial Highlights

For the second quarter of 2021, the Corporation recorded net income of $218.1 million, compared to a net income of $262.6 million for the previous quarter. The second quarter’s results include a release of the allowance for credit losses of $17.0 million driven by improving credit quality and the improved macroeconomic outlook. Net Interest income was $487.8 million, an increase of $8.7 million compared to the previous quarter, mainly due to additional funds invested from the increase in deposits. The net interest margin decreased 16 basis points to 2.91%. Total assets grew by $5.8 billion from the previous quarter, reflecting an increase in deposits across various sectors, principally from the Puerto Rico public sector.

Capital Actions

On May 3, 2021, the Corporation announced that it had entered into an accelerated share repurchase agreement (the “ASR Agreement”) to repurchase an aggregate of $350 million of Popular’s common stock. Under the terms of the ASR Agreement, on May 4, 2021 the Corporation made an initial payment of $350 million and received an initial delivery of 3,785,831 shares of Popular’s Common Stock (the “Initial Shares”). The transaction was accounted for as a treasury stock transaction. Furthermore, as a result of the receipt of the Initial Shares, the Corporation recognized in shareholders’ equity approximately $280 million in treasury stock and $70 million as a reduction in capital surplus. Upon the final settlement of the ASR Agreement, the Corporation expects to further adjust its treasury stock and capital surplus accounts to reflect the final delivery or receipt of cash or shares, which will depend on the volume-weighted average price of the Corporation’s common stock during the term of the ASR Agreement, less a discount. The final settlement of the ASR Agreement is expected to occur no later than the third quarter of 2021.

On May 6, 2021, the Corporation’s Board of Directors approved a quarterly cash dividend of $0.45 per share, an increase from the previous $0.40 per share quarterly dividend, on its outstanding common stock. The dividend was paid on July 1, 2021 to shareholders of record at the close of business on May 26, 2021.

Earnings Highlights

(Unaudited)	Quarters ended			Six months ended
(Dollars in thousands, except per share information)	30-Jun-21	31-Mar-21	30-Jun-20	30-Jun-21	30-Jun-20
Net interest income	$487,802	$479,112	$450,881	$966,914	$923,976
Provision for credit losses (benefit)	(17,015)	(82,226)	62,449	(99,241)	252,180

Net interest income after provision for credit losses (benefit)	504,817	561,338	388,432	1,066,155	671,796
Other non-interest income	154,540	153,653	112,055	308,193	238,698
Operating expenses	368,185	375,528	348,231	743,713	720,839

Income before income tax	291,172	339,463	152,256	630,635	189,655
Income tax expense	73,093	76,831	24,628	149,924	27,725

Net income	$218,079	$262,632	$127,628	$480,711	$161,930

Net income applicable to common stock	$217,726	$262,279	$127,275	$480,005	$160,877

Net income per common share-basic	$2.67	$3.13	$1.49	$5.80	$1.83

Net income per common share-diluted	$2.66	$3.12	$1.49	$5.79	$1.83

Net interest income on a taxable equivalent basis – Non-GAAP financial measure

Net interest income, on a taxable equivalent basis, is presented with its different components in Table D and E for the quarter and six months ended June 30, 2021 and comparable periods. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income for the quarter ended June 30, 2021 was $487.8 million compared to $479.1 million in the previous quarter, an increase of $8.7 million. The total net impact on net interest income of one more day in the quarter when compared to the first quarter of 2021 is estimated at $3.7 million. Net interest income, on a taxable equivalent basis, for the second quarter of 2021 was $541.2 million, an increase of $11.4 million when compared to $529.8 million in the first quarter of 2021. On a taxable equivalent basis, the total net impact on net interest income of one more day in the quarter when compared to the first quarter of 2021 is estimated at $4.0 million.

Net interest margin decreased 16 basis points to 2.91% compared to 3.07% in the previous quarter. The decrease in the net interest margin is due to a higher proportion of money market and investment securities, which carry a low yield, resulting from a higher volume of deposits in the quarter, lower interest and fees related to loans issued under the U.S. Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), partially offset by higher discount amortization on purchased credit deteriorated (“PCD”) loans repaid during the quarter and a lower cost of deposits. On a taxable equivalent basis, net interest margin for the second quarter of 2021 was 3.22 % compared to 3.39% in the first quarter of 2021, a decrease of 17 basis points. The main variances in net interest income on a taxable equivalent basis were:

•

Higher interest income from money market investments, trading and investment securities by $9.7 million due to higher volume by $4.4 billion driven by deposit increases across all business lines, mainly government deposits. The taxable equivalent yield on these assets was 1.44%, compared to 1.52% the previous quarter; and

•

Lower interest expense on deposits by $2.1 million resulting from lower deposit cost by 4 basis points driven by a higher volume of low yielding deposits, reduction of costs in several non-maturity deposit products and renewals of time deposits in a lower interest rate environment. These positive variances in deposit costs were partially offset by higher volume of interest-bearing deposits by $3.3 billion.

Partially offset by:

•	Lower interest income from loans by $0.6 million mainly due to the following:

•

Lower interest income from commercial loans by $2.1 million resulting from lower SBA PPP interest income and fees of $9.2 million, partially offset by higher interest income by $7.2 million from PCD loans due to the accelerated discount amortization from several repaid loans and interest for one more day in the quarter of $1.9 million; and

•	Auto and lease financing increasing $124 million in average balances resulting an increase in interest income of $2.5 million.

The Corporation recognized interest income of $13.9 million related to loans issued under the SBA PPP program, compared to $23.1 million in the previous quarter. These loans carried a yield of approximately 4.45% in this quarter, including the amortization of fees received under the program, compared to 7.21% last quarter.

Net interest income for the Banco Popular de Puerto Rico (“BPPR”) segment amounted to $419.2 million for the quarter ended June 30, 2021, compared to $410.3 million in the previous quarter. Net interest margin for the second quarter of 2021 was 2.91%, a decrease of 19 basis points when compared to 3.10% for the previous quarter. As discussed above, the net interest margin was negatively impacted by a higher volume of money market and investment securities, lower fees from the cancellation and amortization of PPP loans of approximately $8.8 million, partially offset by a higher amortization of discount on PCD loans. The cost of interest-bearing deposits was 0.18%, down 3 basis points from the 0.21% reported in the previous quarter. Total cost of deposits for the quarter was 0.14%, compared to 0.16% reported in the first quarter of 2021.

Net interest income for Popular Bank (“PB”) was $78.7 million for the quarter ended June 30, 2021, compared to $79.2 million during the previous quarter. Net interest margin for the quarter was 3.33% lower than the 3.35% the previous quarter. The cost of interest-bearing deposits was 0.60%, compared to 0.66% in the previous quarter, decreasing for the seventh consecutive quarter. Total cost of deposits for the quarter, including demand deposits, was 0.47%, compared to 0.54% reported in the first quarter of 2021.

Non-interest income

Non-interest income increased by $0.9 million to $154.6 million for the quarter ended June 30, 2021, compared to $153.7 million for the quarter ended March 31, 2021. The variance in non-interest income was primarily driven by:

•	higher other service fees by $5.8 million, principally at the BPPR segment, due to higher credit card fees by $4.0 million, mainly in interchange income resulting from higher transactional volumes;

•	an increase in net gain on equity securities of $1.1 million mainly related to employee deferred compensation plans that have an offsetting expense on personnel related expenses;

•	a favorable variance in adjustments to indemnity reserves on previously sold loans of $2.4 million mainly due to a reserve release related to loans previously sold with credit recourse; and

•

higher other operating income by $1.1 million mainly due to higher net earnings from the combined portfolio of investments under the equity method by $2.4 million, partially offset by a lower gain on sale of daily auto rental units by $1.4 million;

partially offset by:

•

lower income from mortgage banking activities by $9.9 million mainly due to an unfavorable variance in fair value adjustments on mortgage servicing rights (“MSRs”) of $6.8 million due to the negative adjustment in the second quarter mainly related to a reduction in estimated cash flows related to portfolio amortization and higher losses on closed derivative positions by $3.4 million.

Refer to Table B for further details.

Operating expenses

Operating expenses for the second quarter of 2021 totaled $368.2 million, a decrease of $7.3 million from the first quarter of 2021. The variance in operating expenses was driven primarily by:

•

lower personnel cost by $5.3 million due to $6.8 million of lower commission, incentives, and other bonuses, including lower performance shares and restricted stock expenses by $5.5 million, partially offset by higher pension, postretirement and medical insurance by $2.4 million due to higher premiums accruals;

•	lower net occupancy expense by $1.5 million due lower rent and electricity expenses;

•	lower credit and debit card processing, volume, interchange and other expenses by $1.5 million mainly due to transaction volume rebates and incentives; and

•

lower other operating expenses by $4.1 million due to a release of $4.5 million of mortgage servicing reserves related to claims and foreclosed loans, higher gain on sale of assets by $1.8 million and lower subsequent write-down of foreclosed auto units by $1.2 million; partially offset by higher sundry losses by $3.0 million due to higher legal reserves.

Partially offset by:

•	higher business promotion expenses by $4.0 million due higher customer reward program expense in our credit card business by $2.5 million and higher advertising expense by $0.8 million.

Full-time equivalent employees were 8,439 as of June 30, 2021, compared to 8,469 as of March 31, 2021.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended June 30, 2021, the Corporation recorded an income tax expense of $73.1 million, compared to $76.8 million for the previous quarter. The decrease in income tax expense was mainly attributable to lower income before tax during the second quarter of 2021, partially offset by higher effective income tax rate in the P.R. operations and an increase in the blended state income tax rate for the U.S. operations during the second quarter of 2021. The effective tax rate (“ETR”) for the second quarter of 2021 was 25%, compared to 23% for the previous quarter. The ETR of the Corporation is impacted by the composition and source of its taxable income. The increase in the ETR rate for the second quarter of 2021 was primarily attributed to higher income at the Puerto Rico marginal tax rate.

Credit Quality

During the second quarter of 2021, the Corporation continued to exhibit favorable credit quality and low credit costs, outperforming pre-pandemic trends. These improvements have been aided by the significant government stimulus and the rebound in the economy. We will continue to closely monitor COVID-19 related risks and the effects of the receding stimulus on macroeconomic conditions and on borrower performance. However, management believes that the improvement over the last few years in the risk profile of the Corporation’s loan portfolios positions Popular to operate successfully under the current environment.

The following presents credit quality results for the second quarter of 2021:

•

At June 30, 2021, total non-performing loans held-in-portfolio decreased by $13.0 million from March 31, 2021. BPPR’s NPLs decreased by $9.2 million, driven by lower mortgage NPLs by $20.1 million, due to lower inflows for the quarter and lower consumer NPLs by $5.1 million, mostly driven by auto loans. This decrease was in part offset by higher commercial NPLs by $16.8 million mostly due to a single $32.4 million inflow, partially offset by the resolution of an $8.8 million relationship. PB’s NPLs decreased by $3.8 million, mostly related to a construction loan transferred to loans-held-for-sale. At June 30, 2021, the ratio of NPLs to total loans held-in-portfolio remained flat at 2.4% when compared to the first quarter of 2021.

•

Inflows of NPLs held-in-portfolio, excluding consumer loans, increased by $11.2 million quarter-over-quarter. In BPPR, total inflows increased by $17.0 million, mostly driven by higher commercial inflows of $31.9 million related to the abovementioned $32.4 million relationship. This increase was partly offset by lower mortgage inflows of $15.0 million, mostly due to improvements in early delinquencies. The NPL inflows at PB decreased by $5.8 million during the quarter.

•

NCOs decreased by $22.3 million from the first quarter of 2021 to net recoveries of $1.3 million. BPPR ‘s NCOs decreased by $21.0 million, primarily driven by lower commercial, mortgage and construction NCOs by $8.4 million, $7.4 million and $6.4 million, respectively. The decrease reflected in the commercial NCOs was mostly due to recoveries of $7.9 million related to the resolution of the abovementioned non-performing relationship. During the second quarter of 2021, the Corporation’s ratio of annualized net charge-offs to average loans held-in-portfolio was (0.02)%, compared to 0.29% in the first quarter of 2021. Refer to Table M for further information on net charge-offs and related ratios.

•

At June 30, 2021, the allowance for credit losses (“ACL”) decreased by $15.0 million from the first quarter of 2021 to $785.8 million. The ACL incorporated updated economic scenarios for the United States and Puerto Rico, which continued to show a positive outlook of the economy. In BPPR, the ACL decreased by $19.8 million, led by improvements in commercial and mortgage loans. The decrease in the allowance for commercial loans was mainly prompted by the release of a qualitative reserve for the hotel and hospitality portfolio due to the favorable economic environment and improvements in borrower performance. The reduction in the allowance for mortgage loans was led by a combination of improvements in economic scenarios and other assumptions used to estimate the reserve, as well as lower volumes. The allowance for the PB segment increased by $4.8 million. The ratio of the allowance for credit losses to loans held-in-portfolio was 2.70% in the second quarter of 2021, compared to 2.75% in the previous quarter. The ratio of the allowance for credit losses to NPLs held-in-portfolio stood at 114.7%, flat from the previous quarter.

•

Given that any one economic outlook is inherently uncertain, the Corporation leverages multiple scenarios to estimate its ACL. The ACL is estimated by weighting the outputs of optimistic, baseline and pessimistic scenarios. Among the three scenarios used to estimate the ACL, the baseline is assigned the highest probability, followed by the pessimistic scenario given the uncertainties in the economic outlook and downside risk. The current baseline forecast continues to show a favorable economic scenario. The 2021 forecasted GDP growth is now at 6.8% for U.S. and 3.8% for P.R., compared to 4.9% and 3.4%, respectively, in the previous 2021 forecast. The forecasted U.S. unemployment rate average for 2021 is now 5.43%. This is an improvement over the previous estimate of 6.09%. In the case of P.R., the forecasted unemployment rate average for 2021 of 8.43% was slightly higher than the previous forecast of 7.98%. However, unemployment rate levels in P.R. are expected to continue declining through 2022. The P.R. forecasted average unemployment rate for 2022 of 7.25%, is lower than the previous forecast of 7.52%.

•

The provision for credit losses for the loans portfolios for the second quarter of 2021 reflected a benefit of $17.5 million, compared to a benefit of $75.8 million in the previous quarter. The provision for the BPPR segment was a benefit of $22.5 million, an unfavorable variance of $17.5 million compared to the previous quarter, while the provision expense for the PB segment was $5.0 million, an unfavorable variance of $40.8 million from the previous quarter. In the prior quarter, improvements in the economic forecasts prompted substantial reductions in reserves.

•

The provision for unfunded commitments for the second quarter of 2021 reflected an expense of $0.4 million, compared to a benefit of $6.2 million during the previous quarter. The provision for credit losses in our investment portfolio was an expense of $0.1 million, compared to a benefit of $0.2 million in the first quarter of 2021. The provision for unfunded loan commitments, provision for credit losses on our loan and lease portfolios and provision for credit losses on our investment portfolio are aggregated and presented in the provision for credit losses caption in our Statement of Operations.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20
Non-performing loans held-in-portfolio	$685,183	$698,142	$760,204
Non-performing loans held-for-sale	8,700	3,549	6,778
Other real estate owned (“OREO”)	73,272	72,060	113,940

Total non-performing assets	$767,155	$773,751	$880,922

Net (recoveries) charge-offs for the quarter	$(1,291)	$21,030	$64,953

Ratios:
Loans held-in-portfolio	$29,062,617	$29,131,628	$29,070,553
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.36%	2.40%	2.62%
Allowance for credit losses to loans held-in-portfolio	2.70	2.75	3.16
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	114.68	114.70	120.81

Refer to Table K for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Six months ended
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	30-Jun-21	30-Jun-20
Provision for credit losses (benefit) - loan portfolios:
BPPR	$(22,488)	$(39,976)	$60,423	$(62,464)	$173,427
Popular U.S.	4,988	(35,803)	2,681	(30,815)	78,672

Total provision for credit losses (benefit) - loan portfolios	$(17,500)	$(75,779)	$63,104	$(93,279)	$252,099

Credit Quality by Segment

(Unaudited) (In thousands)	Quarters ended
BPPR	30-Jun-21	31-Mar-21	30-Jun-20
Provision for credit losses (benefit) - loan portfolios	$(22,488)	$(39,976)	$60,423
Net charge-offs	(1,483)	19,474	62,143
Total non-performing loans held-in-portfolio	656,789	665,978	726,603
Allowance / loans held-in-portfolio	3.13%	3.20%	3.53%

	Quarters ended
Popular U.S.	30-Jun-21	31-Mar-21	30-Jun-20
Provision for credit losses (benefit) - loan portfolios	$4,988	$(35,803)	$2,681
Net charge-offs	192	1,556	2,810
Total non-performing loans held-in-portfolio	28,394	32,164	33,601
Allowance / loans held-in-portfolio	1.57%	1.53%	2.13%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20
Cash and money market investments	$18,333,650	$12,064,592	$10,060,358
Investment securities	22,647,401	23,076,488	21,058,918
Loans	29,062,617	29,131,628	29,070,553
Total assets	72,657,293	66,870,268	62,845,352
Deposits	64,641,776	58,742,801	53,844,300
Borrowings	1,267,545	1,311,064	1,339,339
Total liabilities	66,842,679	60,972,709	57,065,187
Stockholders’ equity	5,814,614	5,897,559	5,780,165

Total assets increased by $5.8 billion from the first quarter of 2021, driven by:

•	an increase of $6.3 billion in cash and money market investments mainly due to an increase in deposits;

partially offset by:

•

a decrease of $0.4 billion in debt securities available-for-sale, mainly due to paydowns of agency mortgage-backed securities, partially offset by an increase of $0.1 billion in net unrealized gains in the portfolio and purchases of U.S. treasury securities.

Total liabilities increased by $5.9 billion from the first quarter of 2021, mainly due to an increase of $5.9 billion in deposits due to higher Puerto Rico public sector deposits by $4.3 billion and higher retail and commercial demand deposits by $1.5 billion at BPPR.

Stockholders’ equity decreased by approximately $82.9 million from the first quarter of 2021, principally due to the impact of the $350.0 million accelerated share repurchase transaction, offset by higher accumulated unrealized gains on debt securities available-for-sale by $73.0 million and net income for the quarter of $218.1 million, less declared dividends of $36.3 million on common stock and $0.4 million in dividends on preferred stock.

Common equity tier-1 ratio (“CET1”), common equity per share and tangible book value per share were 16.55%, $71.82 and $63.24, respectively, at June 30, 2021, compared to 17.08%, $69.63 and $61.42 at March 31, 2021. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings (including as a result of any participation in and execution of government programs related to the COVID-19 pandemic), new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on Popular, our customers, service providers and third parties. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarter ended March 31, 2021 and in our Form 10-Q for the quarter ended June 30, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today Thursday, July 22, 2021 at 11:00 a.m. Eastern Time. The call will be open to the public and broadcasted live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through the dial-in telephone number 1-866-235-1201 or 1-412-902-4127. There is no charge to access the call.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Sunday, August 22, 2021. The replay dial-in is: 1-877-344-7529 or 1-412-317-0088. The replay passcode is 10158030.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.
Financial Supplement to Second Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Loan Delinquency - PUERTO RICO OPERATIONS

Table I - Loan Delinquency - POPULAR U.S. OPERATIONS

Table J - Loan Delinquency - CONSOLIDATED

Table K - Non-Performing Assets

Table L - Activity in Non-Performing Loans

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table N - Allowance for Credit Losses - Loan Portfolios - CONSOLIDATED

Table O - Allowance for Credit Losses - Loan Portfolios - PUERTO RICO OPERATIONS

Table P - Allowance for Credit Losses - Loan Portfolios - POPULAR U.S. OPERATIONS

Table Q - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Second Quarter 2021 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Six months ended
	30-Jun-21	31-Mar-21	30-Jun-20	30-Jun-21	30-Jun-20
Basic EPS	$2.67	$3.13	$1.49	$5.80	$1.83
Diluted EPS	$2.66	$3.12	$1.49	$5.79	$1.83
Average common shares outstanding	81,609,435	83,899,769	85,135,522	82,748,275	87,962,040
Average common shares outstanding - assuming dilution	81,772,789	84,051,935	85,161,661	82,888,378	88,039,712
Common shares outstanding at end of period	80,656,480	84,379,180	84,184,927	80,656,480	84,184,927
Market value per common share	$75.05	$70.32	$37.17	$75.05	$37.17
Market capitalization - (In millions)	$6,053	$5,934	$3,129	$6,053	$3,129
Return on average assets	1.24%	1.61%	0.87%	1.42%	0.59%
Return on average common equity	15.43%	18.76%	9.74%	17.08%	6.06%
Net interest margin (non-taxable equivalent basis)	2.91%	3.07%	3.25%	2.99%	3.58%
Net interest margin (taxable equivalent basis) -non-GAAP	3.22%	3.39%	3.56%	3.31%	3.93%
Common equity per share	$71.82	$69.63	$68.40	$71.82	$68.40
Tangible common book value per common share (non-GAAP) [1]	$63.24	$61.42	$60.13	$63.24	$60.13
Tangible common equity to tangible assets (non-GAAP) [1]	7.09%	7.83%	8.15%	7.09%	8.15%
Return on average tangible common equity [1]	17.58%	21.37%	11.23%	19.46%	6.97%
Tier 1 capital	16.62%	17.15%	15.78%	16.62%	15.78%
Total capital	19.09%	19.62%	18.29%	19.09%	18.29%
Tier 1 leverage	7.34%	8.06%	8.13%	7.34%	8.13%
Common Equity Tier 1 capital	16.55%	17.08%	15.71%	16.55%	15.71%

[1] Refer to Table Q for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Second Quarter 2021 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance	Quarter ended	Variance	Six months ended
			Q2 2021		Q2 2021
(In thousands, except per share information)	30-Jun-21	31-Mar-21	vs. Q1 2021	30-Jun-20	vs. Q2 2020	30-Jun-21	30-Jun-20
Interest income:
Loans	$433,781	$434,649	$(868)	$429,670	$4,111	$868,430	$880,116
Money market investments	4,274	3,112	1,162	2,015	2,259	7,386	14,015
Investment securities	91,706	85,690	6,016	76,884	14,822	177,396	164,796

Total interest income	529,761	523,451	6,310	508,569	21,192	1,053,212	1,058,927

Interest expense:
Deposits	28,060	30,201	(2,141)	42,780	(14,720)	58,261	104,881
Short-term borrowings	62	143	(81)	645	(583)	205	1,693
Long-term debt	13,837	13,995	(158)	14,263	(426)	27,832	28,377

Total interest expense	41,959	44,339	(2,380)	57,688	(15,729)	86,298	134,951

Net interest income	487,802	479,112	8,690	450,881	36,921	966,914	923,976
Provision for credit losses (benefit)	(17,015)	(82,226)	65,211	62,449	(79,464)	(99,241)	252,180

Net interest income after provision for credit losses (benefit)	504,817	561,338	(56,521)	388,432	116,385	1,066,155	671,796

Service charges on deposit accounts	40,153	39,620	533	30,163	9,990	79,773	71,822
Other service fees	76,382	70,628	5,754	52,084	24,298	147,010	116,857
Mortgage banking activities	7,448	17,343	(9,895)	3,777	3,671	24,791	10,197
Net gain (loss), including impairment, on equity securities	1,565	421	1,144	2,447	(882)	1,986	(281)
Net (loss) profit on trading account debt securities	(47)	(45)	(2)	82	(129)	(92)	573
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	(73)	—	(73)	2,222	(2,295)	(73)	3,179
Adjustments (expense) to indemnity reserves on loans sold	1,668	(698)	2,366	(1,160)	2,828	970	(5,953)
Other operating income	27,444	26,384	1,060	22,440	5,004	53,828	42,304

Total non-interest income	154,540	153,653	887	112,055	42,485	308,193	238,698

Operating expenses:
Personnel costs
Salaries	90,294	89,335	959	93,969	(3,675)	179,629	186,225
Commissions, incentives and other bonuses	26,374	33,218	(6,844)	16,076	10,298	59,592	41,334
Pension, postretirement and medical insurance	13,289	10,924	2,365	11,392	1,897	24,213	21,030
Other personnel costs, including payroll taxes	24,247	26,002	(1,755)	17,729	6,518	50,249	37,408

Total personnel costs	154,204	159,479	(5,275)	139,166	15,038	313,683	285,997
Net occupancy expenses	24,562	26,013	(1,451)	25,487	(925)	50,575	50,645
Equipment expenses	22,805	21,575	1,230	20,844	1,961	44,380	42,449
Other taxes	13,205	13,959	(754)	13,323	(118)	27,164	27,004
Professional fees
Collections, appraisals and other credit related fees	3,486	3,320	166	2,897	589	6,806	6,778
Programming, processing and other technology services	67,152	66,366	786	59,387	7,765	133,518	122,206
Legal fees, excluding collections	2,367	2,365	2	2,184	183	4,732	5,170
Other professional fees	28,148	27,897	251	28,079	69	56,045	59,464

Total professional fees	101,153	99,948	1,205	92,547	8,606	201,101	193,618
Communications	6,005	6,833	(828)	5,574	431	12,838	11,528
Business promotion	16,511	12,521	3,990	12,281	4,230	29,032	26,478
FDIC deposit insurance	5,742	5,968	(226)	5,340	402	11,710	10,420
Other real estate owned (OREO) (income) expenses	(4,299)	(4,533)	234	(344)	(3,955)	(8,832)	2,135
Credit and debit card processing, volume, interchange and other expenses	10,917	12,454	(1,537)	9,873	1,044	23,371	20,155
Other operating expenses
Operational losses	6,528	7,896	(1,368)	4,128	2,400	14,424	12,502

All other	9,597	12,364	(2,767)	18,217	(8,620)	21,961	33,640

Total other operating expenses	16,125	20,260	(4,135)	22,345	(6,220)	36,385	46,142
Amortization of intangibles	1,255	1,051	204	1,795	(540)	2,306	4,268

Total operating expenses	368,185	375,528	(7,343)	348,231	19,954	743,713	720,839

Income before income tax	291,172	339,463	(48,291)	152,256	138,916	630,635	189,655
Income tax expense	73,093	76,831	(3,738)	24,628	48,465	149,924	27,725

Net income	$218,079	$262,632	$(44,553)	$127,628	$90,451	$480,711	$161,930

Net income applicable to common stock	$217,726	$262,279	$(44,553)	$127,275	$90,451	$480,005	$160,877

Net income per common share - basic	$2.67	$3.13	$(0.46)	$1.49	$1.18	$5.80	$1.83

Net income per common share - diluted	$2.66	$3.12	$(0.46)	$1.49	$1.17	$5.79	$1.83

Dividends Declared per Common Share	$0.45	$0.40	$0.05	$0.40	$0.05	$0.85	$0.80

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

				Variance
				Q2 2021 vs.
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	Q1 2021
Assets:
Cash and due from banks	$530,849	$495,915	$435,080	$34,934
Money market investments	17,802,801	11,568,677	9,625,278	6,234,124
Trading account debt securities, at fair value	35,931	36,504	33,560	(573)
Debt securities available-for-sale, at fair value	22,335,167	22,771,609	20,763,453	(436,442)
Debt securities held-to-maturity, at amortized cost	88,801	89,725	95,429	(924)
Less: Allowance for credit losses	10,214	10,096	12,735	118

Total debt securities held-to-maturity, net	78,587	79,629	82,694	(1,042)

Equity securities	187,502	178,650	166,476	8,852
Loans held-for-sale, at lower of cost or fair value	85,315	84,214	68,725	1,101
Loans held-in-portfolio	29,286,225	29,344,620	29,250,076	(58,395)
Less: Unearned income	223,608	212,992	179,523	10,616
Allowance for credit losses	785,790	800,797	918,434	(15,007)

Total loans held-in-portfolio, net	28,276,827	28,330,831	28,152,119	(54,004)

Premises and equipment, net	486,443	508,023	513,680	(21,580)
Other real estate	73,272	72,060	113,940	1,212
Accrued income receivable	203,419	215,993	220,126	(12,574)
Mortgage servicing rights, at fair value	119,467	122,543	141,144	(3,076)
Other assets	1,750,151	1,713,083	1,833,444	37,068
Goodwill	671,122	671,122	671,122	—
Other intangible assets	20,440	21,415	24,511	(975)

Total assets	$72,657,293	$66,870,268	$62,845,352	$5,787,025

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$14,920,887	$14,263,548	$12,520,510	$657,339
Interest bearing	49,720,889	44,479,253	41,323,790	5,241,636

Total deposits	64,641,776	58,742,801	53,844,300	5,898,975

Assets sold under agreements to repurchase	90,925	86,834	153,065	4,091
Notes payable	1,176,620	1,224,230	1,186,274	(47,610)
Other liabilities	933,358	918,844	1,881,548	14,514

Total liabilities	66,842,679	60,972,709	57,065,187	5,869,970

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,045	1,045	1,044	—
Surplus	4,506,659	4,571,919	4,520,333	(65,260)
Retained earnings	2,670,885	2,489,453	2,033,782	181,432
Treasury stock	(1,290,427)	(1,012,263)	(1,016,486)	(278,164)
Accumulated other comprehensive (loss) income, net of tax	(95,691)	(174,738)	219,349	79,047

Total stockholders’ equity	5,814,614	5,897,559	5,780,165	(82,945)

Total liabilities and stockholders’ equity	$72,657,293	$66,870,268	$62,845,352	$5,787,025

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

(Unaudited)

	Quarters ended									Variance
	30-Jun-21			31-Mar-21			30-Jun-20			Q2 2021 vs. Q1 2021			Q2 2021 vs. Q2 2020
($ amounts in millions)	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$38,136	$137.5	1.44%	$33,756	$127.8	1.52%	$27,356	$111.5	1.64%	$4,380	$9.7	(0.08)%	$10,780	$26.0	(0.20)%

Loans:
Commercial	13,539	176.9	5.24	13,624	179.0	5.33	13,350	168.8	5.09	(85)	(2.1)	(0.09)	189	8.1	0.15
Construction	858	11.6	5.43	911	11.9	5.30	935	13.2	5.69	(53)	(0.3)	0.13	(77)	(1.6)	(0.26)
Mortgage	7,765	99.4	5.12	7,869	98.4	5.00	7,038	92.2	5.24	(104)	1.0	0.12	727	7.2	(0.12)
Consumer	2,431	68.7	11.34	2,513	70.4	11.36	2,918	82.9	11.43	(82)	(1.7)	(0.02)	(487)	(14.2)	(0.09)
Auto	3,280	70.1	8.58	3,203	68.2	8.63	2,957	66.0	8.98	77	1.9	(0.05)	323	4.1	(0.40)
Lease financing	1,262	19.0	6.01	1,215	18.4	6.04	1,082	16.1	5.97	47	0.6	(0.03)	180	2.9	0.04

Total loans	29,135	445.7	6.13	29,335	446.3	6.15	28,280	439.2	6.24	(200)	(0.6)	(0.02)	855	6.5	(0.11)

Total interest earning assets	$67,271	$583.2	3.47%	$63,091	$574.1	3.67%	$55,636	$550.7	3.98%	$4,180	$9.1	(0.20)%	$11,635	$32.5	(0.51)%

Allowance for credit losses - loan portfolio	(801)			(890)			(926)			89			125
Allowance for credit losses - investment securities	(10)			(10)			(13)			—			3
Other non-interest earning assets	3,906			3,895			4,100			11			(194)

Total average assets	$70,366			$66,086			$58,797			$4,280			$11,569

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$25,102	$8.0	0.13%	$22,674	$8.3	0.15%	$19,392	$11.6	0.24%	$2,428	$(0.3)	(0.02)%	$5,710	$(3.6)	(0.11)%
Savings	15,384	6.9	0.18	14,364	7.0	0.20	11,856	10.2	0.35	1,020	(0.1)	(0.02)	3,528	(3.3)	(0.17)
Time deposits	7,104	13.2	0.74	7,265	14.9	0.83	8,730	21.0	0.97	(161)	(1.7)	(0.09)	(1,626)	(7.8)	(0.23)

Total interest-bearing deposits	47,590	28.1	0.24	44,303	30.2	0.28	39,978	42.8	0.43	3,287	(2.1)	(0.04)	7,612	(14.7)	(0.19)
Borrowings	1,316	13.9	4.24	1,344	14.1	4.23	1,336	14.9	4.48	(28)	(0.2)	0.01	(20)	(1.0)	(0.24)

Total interest-bearing liabilities	48,906	42.0	0.34	45,647	44.3	0.39	41,314	57.7	0.56	3,259	(2.3)	(0.05)	7,592	(15.7)	(0.22)

Net interest spread			3.13%			3.28%			3.42%			(0.15)%			(0.29)%

Non-interest bearing deposits	14,920			13,394			11,006			1,526			3,914
Other liabilities	857			1,351			1,203			(494)			(346)
Stockholders’ equity	5,683			5,694			5,274			(11)			409

Total average liabilities and stockholders’ equity	$70,366			$66,086			$58,797			$4,280			$11,569

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$541.2	3.22%		$529.8	3.39%		$493.0	3.56%		$11.4	(0.17)%		$48.2	(0.34)%
Taxable equivalent adjustment		53.4			50.7			42.1			2.7			11.3

Net interest income / margin non-taxable equivalent basis (GAAP)		$487.8	2.91%		$479.1	3.07%		$450.9	3.25%		$8.7	(0.16)%		$36.9	(0.34)%

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

	Six months ended
	30-Jun-21			30-Jun-20			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$35,958	$267.0	1.49%	$24,050	$247.2	2.06%	$11,908	$19.8	(0.57)%

Loans:
Commercial	13,582	355.9	5.30	12,846	352.0	5.51	736	3.9	(0.21)
Construction	884	23.5	5.38	898	26.4	5.91	(14)	(2.9)	(0.53)
Mortgage	7,816	197.8	5.06	7,033	185.4	5.27	783	12.4	(0.21)
Consumer	2,472	139.1	11.35	3,014	172.2	11.49	(542)	(33.1)	(0.14)
Auto	3,241	138.3	8.63	2,975	133.8	9.04	266	4.5	(0.41)
Lease financing	1,239	37.3	6.02	1,077	32.4	6.02	162	4.9	—

Total loans	29,234	891.9	6.15	27,843	902.2	6.51	1,391	(10.3)	(0.36)

Total interest earning assets	$65,192	$1,158.9	3.58%	$51,893	$1,149.4	4.45%	$13,299	$9.5	(0.87)%

Allowance for credit losses—loan portfolio	(845)			(867)			22
Allowance for credit losses—investment securities	(10)			(13)			3
Other non-interest earning assets	3,900			4,064			(164)

Total average assets	$68,237			$55,077			$13,160

Liabilities and Stockholders’ Equity:
Interest bearing deposits:
NOW and money market	$23,895	$16.2	0.14%	$17,811	$36.8	0.42%	$6,084	($20.6)	(0.28)%
Savings	14,876	14.0	0.19	11,290	21.9	0.39	3,586	(7.9)	(0.20)
Time deposits	7,184	28.1	0.79	8,211	46.1	1.13	(1,027)	(18.0)	(0.34)

Total interest-bearing deposits	45,955	58.3	0.26	37,312	104.8	0.57	8,643	(46.5)	(0.31)
Borrowings	1,330	28.0	4.24	1,331	30.1	4.53	(1)	(2.1)	(0.29)

Total interest-bearing liabilities	47,285	86.3	0.37	38,643	134.9	0.70	8,642	(48.6)	(0.33)

Net interest spread			3.21%			3.75%			(0.54)%

Non-interest bearing deposits	14,161			10,004			4,157
Other liabilities	1,103			1,052			51
Stockholders’ equity	5,688			5,378			310

Total average liabilities and stockholders’ equity	$68,237			$55,077			$13,160

Net interest income / margin on a taxable equivalent basis (Non-GAAP)		$1,072.6	3.31%		$1,014.5	3.93%		$58.1	(0.62)%
Taxable equivalent adjustment		105.7			90.5			15.2

Net interest income / margin non-taxable equivalent basis (GAAP)		$966.9	2.99%		$924.0	3.58%		$42.9	(0.59)%

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table F - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	Q2 2021 vs.Q1 2021	Q2 2021 vs.Q2 2020	30-Jun-21	30-Jun-20	2021 vs. 2020
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$9,522	$9,715	$9,058	$(193)	$464	$19,237	$20,026	$(789)
Mortgage servicing rights fair value adjustments	(6,239)	512	(7,640)	(6,751)	1,401	(5,727)	(12,869)	7,142

Total mortgage servicing fees, net of fair value adjustments	3,283	10,227	1,418	(6,944)	1,865	13,510	7,157	6,353

Net gain on sale of loans, including valuation on loans held-for-sale	5,197	4,975	5,487	222	(290)	10,172	9,473	699

Trading account (loss) profit:
Unrealized gains (losses) on outstanding derivative positions	—	—	1,695	—	(1,695)	—	—	—
Realized (losses) gains on closed derivative positions	(866)	2,502	(4,823)	(3,368)	3,957	1,636	(6,433)	8,069

Total trading account (loss) profit	(866)	2,502	(3,128)	(3,368)	2,262	1,636	(6,433)	8,069

Losses on repurchased loans, including interest advances[1]	(166)	(361)	—	195	(166)	(527)	—	(527)

Total mortgage banking activities	$7,448	$17,343	$3,777	$(9,895)	$3,671	$24,791	$10,197	$14,594

[1]

The Corporation, from time to time, repurchases delinquent loans from its GNMA servicing portfolio, in compliance with Guarantor guidelines, and may incur in losses related to previously advanced interest on delinquent loans. Effective for the quarter ended September 30, 2020, the Corporation has determined to present these losses as part of its Mortgage Banking Activities, which were previously presented with the indemnity reserves on loans sold component of non-interest income. The amount of these losses for prior years were considered immaterial for reclassification.

Other Service Fees

	Quarters ended			Variance		Six months ended		Variance
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	Q2 2021 vs.Q1 2021	Q2 2021 vs.Q2 2020	30-Jun-21	30-Jun-20	2021 vs. 2020
Other service fees:
Debit card fees	$12,458	$11,577	$7,082	$881	$5,376	$24,035	$17,319	$6,716
Insurance fees	12,773	12,828	11,301	(55)	1,472	25,601	24,270	1,331
Credit card fees	32,726	28,691	17,762	4,035	14,964	61,417	40,948	20,469
Sale and administration of investment products	5,970	5,540	4,910	430	1,060	11,510	11,173	337
Trust fees	6,165	5,842	5,546	323	619	12,007	10,806	1,201
Other fees	6,290	6,150	5,483	140	807	12,440	12,341	99

Total other service fees	$76,382	$70,628	$52,084	$5,754	$24,298	$147,010	$116,857	$30,153

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table G - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	Q2 2021 vs.Q1 2021	Q2 2021 vs.Q2 2020
Loans held-in-portfolio:
Commercial	$13,437,932	$13,442,486	$13,744,579	$(4,554)	$(306,647)
Construction	865,113	907,736	936,010	(42,623)	(70,897)
Lease financing	1,297,928	1,244,956	1,098,188	52,972	199,740
Mortgage	7,678,478	7,808,852	7,521,795	(130,374)	156,683
Auto	3,289,027	3,203,137	2,904,324	85,890	384,703
Consumer	2,494,139	2,524,461	2,865,657	(30,322)	(371,518)

Total loans held-in-portfolio	$29,062,617	$29,131,628	$29,070,553	$(69,011)	$(7,936)

Loans held-for-sale:
Commercial	$1,700	$3,549	$6,778	$(1,849)	$(5,078)
Construction	7,000	—	—	7,000	7,000
Mortgage	76,615	80,665	61,947	(4,050)	14,668

Total loans held-for-sale	$85,315	$84,214	$68,725	$1,101	$16,590

Total loans	$29,147,932	$29,215,842	$29,139,278	$(67,910)	$8,654

Deposits - Ending Balances

				Variance
(In thousands)	30-Jun-21	31-Mar-21	30-Jun-20	Q2 2021 vs. Q1 2021	Q2 2021 vs.Q2 2020
Demand deposits [1]	$24,497,918	$23,450,312	$22,731,726	$1,047,606	$1,766,192
Savings, NOW and money market deposits (non-brokered)	32,452,829	27,356,136	22,457,951	5,096,693	9,994,878
Savings, NOW and money market deposits (brokered)	683,021	679,832	522,929	3,189	160,092
Time deposits (non-brokered)	6,979,349	7,143,221	7,919,265	(163,872)	(939,916)
Time deposits (brokered CDs)	28,659	113,300	212,429	(84,641)	(183,770)

Total deposits	$64,641,776	$58,742,801	$53,844,300	$5,898,975	$10,797,476

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table H - Loan Delinquency - Puerto Rico Operations

(Unaudited)

30-Jun-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$128	$—	$397	$525	$151,258	$151,783	$397	$—
Commercial real estate:
Non-owner occupied	32,749	—	72,378	105,127	1,888,302	1,993,429	72,378	—
Owner occupied	3,995	604	79,808	84,407	1,380,022	1,464,429	79,808	—
Commercial and industrial	2,314	682	65,727	68,723	3,952,675	4,021,398	65,120	607
Construction	—	3,080	14,877	17,957	124,990	142,947	14,877	—
Mortgage	164,779	73,492	995,175	1,233,446	5,281,711	6,515,157	370,653	624,522
Leasing	6,054	2,103	2,286	10,443	1,287,485	1,297,928	2,286	—
Consumer:
Credit cards	4,371	2,826	8,021	15,218	864,912	880,130	—	8,021
Home equity lines of credit	—	—	—	—	3,489	3,489	—	—
Personal	9,405	4,444	23,861	37,710	1,227,582	1,265,292	23,861	—
Auto	39,032	7,405	13,286	59,723	3,229,304	3,289,027	13,286	—
Other	214	97	14,288	14,599	108,427	123,026	14,123	165

Total	$263,041	$94,733	$1,290,104	$1,647,878	$19,500,157	$21,148,035	$656,789	$633,315

31-Mar-21
Puerto Rico
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$196	$—	$814	$1,010	$137,097	$138,107	$814	$—
Commercial real estate:
Non-owner occupied	939	25,406	76,524	102,869	1,958,129	2,060,998	76,524	—
Owner occupied	6,749	2,114	89,752	98,615	1,413,356	1,511,971	89,752	—
Commercial and industrial	3,870	650	34,333	38,853	4,032,359	4,071,212	33,773	560
Construction	639	—	14,877	15,516	145,081	160,597	14,877	—
Mortgage	175,930	83,770	1,211,935	1,471,635	5,204,344	6,675,979	390,781	821,154
Leasing	7,564	1,408	3,040	12,012	1,232,944	1,244,956	3,040	—
Consumer:
Credit cards	4,824	3,883	10,779	19,486	858,255	877,741	—	10,779
Home equity lines of credit	—	—	46	46	3,498	3,544	—	46
Personal	10,216	6,250	25,731	42,197	1,219,094	1,261,291	25,731	—
Auto	47,396	8,783	15,405	71,584	3,131,553	3,203,137	15,405	—
Other	360	375	15,489	16,224	108,508	124,732	15,281	208

Total	$258,683	$132,639	$1,498,725	$1,890,047	$19,444,218	$21,334,265	$665,978	$832,747

Variance
	Past due						Past due 90 days or more
	30-59	60-89	90 days	Total			Non-accrual	Accruing
(In thousands)	days	days	or more	past due	Current	Loans HIP	loans	loans
Commercial multi-family	$(68)	$—	$(417)	$(485)	$14,161	$13,676	$(417)	$—
Commercial real estate:
Non-owner occupied	31,810	(25,406)	(4,146)	2,258	(69,827)	(67,569)	(4,146)	—
Owner occupied	(2,754)	(1,510)	(9,944)	(14,208)	(33,334)	(47,542)	(9,944)	—
Commercial and industrial	(1,556)	32	31,394	29,870	(79,684)	(49,814)	31,347	47
Construction	(639)	3,080	—	2,441	(20,091)	(17,650)	—	—
Mortgage	(11,151)	(10,278)	(216,760)	(238,189)	77,367	(160,822)	(20,128)	(196,632)
Leasing	(1,510)	695	(754)	(1,569)	54,541	52,972	(754)	—
Consumer:
Credit cards	(453)	(1,057)	(2,758)	(4,268)	6,657	2,389	—	(2,758)
Home equity lines of credit	—	—	(46)	(46)	(9)	(55)	—	(46)
Personal	(811)	(1,806)	(1,870)	(4,487)	8,488	4,001	(1,870)	—
Auto	(8,364)	(1,378)	(2,119)	(11,861)	97,751	85,890	(2,119)	—
Other	(146)	(278)	(1,201)	(1,625)	(81)	(1,706)	(1,158)	(43)

Total	$4,358	$(37,906)	$(208,621)	$(242,169)	$55,939	$(186,230)	$(9,189)	$(199,432)

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table I - Loan Delinquency - Popular U.S. Operations

(Unaudited)

June 30, 2021
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$—	$—	$5,949	$5,949	$1,733,104	$1,739,053	$5,949	$—
Commercial real estate:
Non-owner occupied	—	—	374	374	2,131,860	2,132,234	374	—
Owner occupied	907	639	193	1,739	338,445	340,184	193	—
Commercial and industrial	3,070	509	1,346	4,925	1,590,497	1,595,422	1,346	—
Construction	—	—	—	—	722,166	722,166	—	—
Mortgage	2,498	5,005	13,323	20,826	1,142,495	1,163,321	13,323	—
Consumer:
Credit cards	—	—	—	—	31	31	—	—
Home equity lines of credit	501	210	6,377	7,088	74,850	81,938	6,377	—
Personal	572	579	832	1,983	135,014	136,997	832	—
Other	—	—	—	—	3,236	3,236	—	—

Total	$7,548	$6,942	$28,394	$42,884	$7,871,698	$7,914,582	$28,394	$—

March 31, 2021
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$30,185	$—	$—	$30,185	$1,724,802	$1,754,987	$—	$—
Commercial real estate:
Non-owner occupied	8,280	—	392	8,672	2,034,383	2,043,055	392	—
Owner occupied	5,437	644	323	6,404	323,541	329,945	323	—
Commercial and industrial	7,226	1,321	1,201	9,748	1,522,463	1,532,211	1,192	9
Construction	11,110	—	7,523	18,633	728,506	747,139	7,523	—
Mortgage	13,032	1,762	14,793	29,587	1,103,286	1,132,873	14,793	—
Consumer:
Credit cards	—	—	—	—	22	22	—	—
Home equity lines of credit	121	10	6,855	6,986	82,631	89,617	6,855	—
Personal	1,156	666	1,086	2,908	162,540	165,448	1,086	—
Other	—	—	—	—	2,066	2,066	—	—

Total	$76,547	$4,403	$32,173	$113,123	$7,684,240	$7,797,363	$32,164	$9

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(30,185)	$—	$5,949	$(24,236)	$8,302	$(15,934)	$5,949	$—
Commercial real estate:
Non-owner occupied	(8,280)	—	(18)	(8,298)	97,477	89,179	(18)	—
Owner occupied	(4,530)	(5)	(130)	(4,665)	14,904	10,239	(130)	—
Commercial and industrial	(4,156)	(812)	145	(4,823)	68,034	63,211	154	(9)
Construction	(11,110)	—	(7,523)	(18,633)	(6,340)	(24,973)	(7,523)	—
Mortgage	(10,534)	3,243	(1,470)	(8,761)	39,209	30,448	(1,470)	—
Consumer:
Credit cards	—	—	—	—	9	9	—	—
Home equity lines of credit	380	200	(478)	102	(7,781)	(7,679)	(478)	—
Personal	(584)	(87)	(254)	(925)	(27,526)	(28,451)	(254)	—
Other	—	—	—	—	1,170	1,170	—	—

Total	$(68,999)	$2,539	$(3,779)	$(70,239)	$187,458	$117,219	$(3,770)	$(9)

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table J - Loan Delinquency - Consolidated

(Unaudited)

30-Jun-21
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$128	$—	$6,346	$6,474	$1,884,362	$1,890,836	$6,346	$—
Commercial real estate:
Non-owner occupied	32,749	—	72,752	105,501	4,020,162	4,125,663	72,752	—
Owner occupied	4,902	1,243	80,001	86,146	1,718,467	1,804,613	80,001	—
Commercial and industrial	5,384	1,191	67,073	73,648	5,543,172	5,616,820	66,466	607
Construction	—	3,080	14,877	17,957	847,156	865,113	14,877	—
Mortgage	167,277	78,497	1,008,498	1,254,272	6,424,206	7,678,478	383,976	624,522
Leasing	6,054	2,103	2,286	10,443	1,287,485	1,297,928	2,286	—
Consumer:
Credit cards	4,371	2,826	8,021	15,218	864,943	880,161	—	8,021
Home equity lines of credit	501	210	6,377	7,088	78,339	85,427	6,377	—
Personal	9,977	5,023	24,693	39,693	1,362,596	1,402,289	24,693	—
Auto	39,032	7,405	13,286	59,723	3,229,304	3,289,027	13,286	—
Other	214	97	14,288	14,599	111,663	126,262	14,123	165

Total	$270,589	$101,675	$1,318,498	$1,690,762	$27,371,855	$29,062,617	$685,183	$633,315

31-Mar-21
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$30,381	$—	$814	$31,195	$1,861,899	$1,893,094	$814	$—
Commercial real estate:
Non-owner occupied	9,219	25,406	76,916	111,541	3,992,512	4,104,053	76,916	—
Owner occupied	12,186	2,758	90,075	105,019	1,736,897	1,841,916	90,075	—
Commercial and industrial	11,096	1,971	35,534	48,601	5,554,822	5,603,423	34,965	569
Construction	11,749	—	22,400	34,149	873,587	907,736	22,400	—
Mortgage	188,962	85,532	1,226,728	1,501,222	6,307,630	7,808,852	405,574	821,154
Leasing	7,564	1,408	3,040	12,012	1,232,944	1,244,956	3,040	—
Consumer:
Credit cards	4,824	3,883	10,779	19,486	858,277	877,763	—	10,779
Home equity lines of credit	121	10	6,901	7,032	86,129	93,161	6,855	46
Personal	11,372	6,916	26,817	45,105	1,381,634	1,426,739	26,817	—
Auto	47,396	8,783	15,405	71,584	3,131,553	3,203,137	15,405	—
Other	360	375	15,489	16,224	110,574	126,798	15,281	208

Total	$335,230	$137,042	$1,530,898	$2,003,170	$27,128,458	$29,131,628	$698,142	$832,756

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(30,253)	$—	$5,532	$(24,721)	$22,463	$(2,258)	$5,532	$—
Commercial real estate:
Non-owner occupied	23,530	(25,406)	(4,164)	(6,040)	27,650	21,610	(4,164)	—
Owner occupied	(7,284)	(1,515)	(10,074)	(18,873)	(18,430)	(37,303)	(10,074)	—
Commercial and industrial	(5,712)	(780)	31,539	25,047	(11,650)	13,397	31,501	38
Construction	(11,749)	3,080	(7,523)	(16,192)	(26,431)	(42,623)	(7,523)	—
Mortgage	(21,685)	(7,035)	(218,230)	(246,950)	116,576	(130,374)	(21,598)	(196,632)
Leasing	(1,510)	695	(754)	(1,569)	54,541	52,972	(754)	—
Consumer:
Credit cards	(453)	(1,057)	(2,758)	(4,268)	6,666	2,398	—	(2,758)
Home equity lines of credit	380	200	(524)	56	(7,790)	(7,734)	(478)	(46)
Personal	(1,395)	(1,893)	(2,124)	(5,412)	(19,038)	(24,450)	(2,124)	—
Auto	(8,364)	(1,378)	(2,119)	(11,861)	97,751	85,890	(2,119)	—
Other	(146)	(278)	(1,201)	(1,625)	1,089	(536)	(1,158)	(43)

Total	$(64,641)	$(35,367)	$(212,400)	$(312,408)	$243,397	$(69,011)	$(12,959)	$(199,441)

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table K - Non-Performing Assets

(Unaudited)

							Variance
(Dollars in thousands)	30-Jun-21	As a % of loans HIP by category	31-Mar-21	As a % of loans HIP by category	30-Jun-20	As a % of loans HIP by category	Q2 2021 vs. Q1 2021	Q2 2021 vs. Q2 2020
Non-accrual loans:
Commercial	$225,565	1.7%	$202,770	1.5%	$263,129	1.9%	$22,795	$(37,564)
Construction	14,877	1.7	22,400	2.5	—	—	(7,523)	14,877
Lease financing	2,286	0.2	3,040	0.2	4,751	0.4	(754)	(2,465)
Mortgage	383,976	5.0	405,574	5.2	411,406	5.5	(21,598)	(27,430)
Auto	13,286	0.4	15,405	0.5	22,111	0.8	(2,119)	(8,825)
Consumer	45,193	1.8	48,953	1.9	58,807	2.1	(3,760)	(13,614)

Total non-performing loans held-in-portfolio	685,183	2.4%	698,142	2.4%	760,204	2.6%	(12,959)	(75,021)
Non-performing loans held-for-sale [1]	8,700		3,549		6,778		5,151	1,922
Other real estate owned (“OREO”)	73,272		72,060		113,940		1,212	(40,668)

Total non-performing assets	$767,155		$773,751		$880,922		$(6,596)	$(113,767)

Accruing loans past due 90 days or more [2]	$633,315		$832,756		$878,776		$(199,441)	$(245,461)

Ratios:
Non-performing assets to total assets	1.06%		1.16%		1.40%
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.36		2.40		2.62
Allowance for credit losses to loans held-in-portfolio	2.70		2.75		3.16
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	114.68		114.70		120.81

[1]

Non-performing loans held-for-sale as of June 30, 2021, were $7 million in construction loans and $2 million commercial loans (March 31, 2021 - $4 million in commercial loans; June 30, 2020 - $7 million in commercial loans).

[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $15 million at June 30, 2021, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (March 31, 2021 - $29 million; June 30, 2020 - $522 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. While the borrowers for our serviced GNMA portfolio benefited from the moratorium, the delinquency status of these loans continued to be reported to GNMA without considering the moratorium. These balances include $363 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of June 30, 2021 (March 31, 2021 - $341 million; June 30, 2020 - $234 million). Furthermore, the Corporation has approximately $56 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (March 31, 2021 - $58 million; June 30, 2020 - $62 million).

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table L - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-21			31-Mar-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$200,863	$1,907	$202,770	$204,092	$5,988	$210,080
Plus:
New non-performing loans	39,657	7,570	47,227	7,724	1,693	9,417
Advances on existing non-performing loans	—	1	1	—	6	6
Less:
Non-performing loans transferred to OREO	(2,346)	—	(2,346)	(3,850)	—	(3,850)
Non-performing loans charged-off	(1,515)	(624)	(2,139)	(2,391)	(352)	(2,743)
Loans returned to accrual status / loan collections	(18,956)	(992)	(19,948)	(4,712)	(3,655)	(8,367)
Loans transferred to held-for-sale	—	—	—	—	(1,773)	(1,773)

Ending balance NPLs	$217,703	$7,862	$225,565	$200,863	$1,907	$202,770

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-21			31-Mar-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$14,877	$7,523	$22,400	$21,497	$7,560	$29,057
Plus:
New non-performing loans	—	—	—	—	12,141	12,141
Less:
Non-performing loans charged-off	—	(523)	(523)	(6,620)	—	(6,620)
Loans returned to accrual status / loan collections	—	—	—	—	(12,178)	(12,178)
Loans transferred to held-for-sale	—	(7,000)	(7,000)	—	—	—

Ending balance NPLs	$14,877	$—	$14,877	$14,877	$7,523	$22,400

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	30-Jun-21			31-Mar-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$390,781	$14,793	$405,574	$414,343	$14,864	$429,207
Plus:
New non-performing loans	43,432	4,774	48,206	58,397	4,323	62,720
Advances on existing non-performing loans	—	11	11	—	5	5
Less:
Non-performing loans transferred to OREO	(8,257)	—	(8,257)	(801)	—	(801)
Non-performing loans charged-off	(4,297)	—	(4,297)	(8,722)	(1)	(8,723)
Loans returned to accrual status / loan collections	(51,006)	(6,255)	(57,261)	(72,436)	(4,398)	(76,834)

Ending balance NPLs	$370,653	$13,323	$383,976	$390,781	$14,793	$405,574

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended			Quarter ended
	30-Jun-21			31-Mar-21
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$606,521	$24,223	$630,744	$639,932	$28,412	$668,344
Plus:
New non-performing loans	83,089	12,344	95,433	66,121	18,157	84,278
Advances on existing non-performing loans	—	12	12	—	11	11
Less:
Non-performing loans transferred to OREO	(10,603)	—	(10,603)	(4,651)	—	(4,651)
Non-performing loans charged-off	(5,812)	(1,147)	(6,959)	(17,733)	(353)	(18,086)
Loans returned to accrual status / loan collections	(69,962)	(7,247)	(77,209)	(77,148)	(20,231)	(97,379)
Loans transferred to held-for-sale	—	(7,000)	(7,000)	—	(1,773)	(1,773)

Ending balance NPLs	$603,233	$21,185	$624,418	$606,521	$24,223	$630,744

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table M - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(Dollars in thousands)	30-Jun-21	31-Mar-21	30-Jun-20
Balance at beginning of period - loans held-in-portfolio	$800,797	$896,250	$919,716
Provision for credit losses (benefit)	(17,500)	(75,779)	63,104
Initial allowance for credit losses - PCD Loans	1,202	1,356	567

	784,499	821,827	983,387

Net loans charged-off (recovered):
BPPR
Commercial	(9,877)	(1,434)	1,097
Construction	(479)	5,917	(195)
Lease financing	393	118	3,390
Mortgage	935	8,303	7,554
Consumer	7,545	6,570	50,297

Total BPPR	(1,483)	19,474	62,143

Popular U.S.
Commercial	(413)	16	(784)
Construction	93	—	—
Mortgage	(423)	(80)	(19)
Consumer	935	1,620	3,613

Total Popular U.S.	192	1,556	2,810

Total loans charged-off (recovered) - Popular, Inc.	(1,291)	21,030	64,953

Balance at end of period - loans held-in-portfolio	$785,790	$800,797	$918,434

Balance at beginning of period - unfunded commitments	$9,569	$15,851	$4,466
Provision for credit losses (benefit)	367	(6,282)	2,251

Balance at end of period - unfunded commitments [1]	$9,936	$9,569	$6,717

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	(0.02)%	0.29%	0.92%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	-360.34%	97.15%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	(0.03)%	0.36%	1.20%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M	-205.28%	97.23%
Popular U.S.
Annualized net charge-offs to average loans held-in-portfolio	0.01%	0.08%	0.15%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	N.M.	N.M.	95.41%

N.M. - Not meaningful.

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table N - Allowance for Credit Losses “ACL”- Loan Portfolios - CONSOLIDATED

(Unaudited)

30-Jun-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$271,144	$11,256	$182,619	$17,551	$303,220	$785,790
Total loans held-in-portfolio	$13,437,932	$865,113	$7,678,478	$1,297,928	$5,783,166	$29,062,617
ACL to loans held-in-portfolio	2.02%	1.30%	2.38%	1.35%	5.24%	2.70%

31-Mar-21
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$276,219	$9,195	$202,126	$12,687	$300,570	$800,797
Total loans held-in-portfolio	$13,442,486	$907,736	$7,808,852	$1,244,956	$5,727,598	$29,131,628
ACL to loans held-in-portfolio	2.05%	1.01%	2.59%	1.02%	5.25%	2.75%

Variance
(Dollars in thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Total ACL	$(5,075)	$2,061	$(19,507)	$4,864	$2,650	$(15,007)
Total loans held-in-portfolio	$(4,554)	$(42,623)	$(130,374)	$52,972	$55,568	$(69,011)

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table O - Allowance for Credit Losses “ACL”- Loan Portfolios - PUERTO RICO OPERATIONS

(Unaudited)

30-Jun-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$186,784	$1,220	$166,808	$17,551	$289,490	$661,853
Loans held-in-portfolio	$7,631,039	$142,947	$6,515,157	$1,297,928	$5,560,964	$21,148,035
ACL to loans held-in-portfolio	2.45%	0.85%	2.56%	1.35%	5.21%	3.13%

31-Mar-21
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$197,111	$260	$185,805	$12,687	$285,793	$681,656
Loans held-in-portfolio	$7,782,288	$160,597	$6,675,979	$1,244,956	$5,470,445	$21,334,265
ACL to loans held-in-portfolio	2.53%	0.16%	2.78%	1.02%	5.22%	3.20%

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
ACL	$(10,327)	$960	$(18,997)	$4,864	$3,697	$(19,803)
Loans held-in-portfolio	$(151,249)	$(17,650)	$(160,822)	$52,972	$90,519	$(186,230)

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table P - Allowance for Credit Losses “ACL”- Loan Portfolios - POPULAR U.S. OPERATIONS

(Unaudited)

30-Jun-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$84,360	$10,036	$15,811	$13,730	$123,937
Loans held-in-portfolio	$5,806,893	$722,166	$1,163,321	$222,202	$7,914,582
ACL to loans held-in-portfolio	1.45%	1.39%	1.36%	6.18%	1.57%

31-Mar-21
Popular U.S.
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$79,108	$8,935	$16,321	$14,777	$119,141
Loans held-in-portfolio	$5,660,198	$747,139	$1,132,873	$257,153	$7,797,363
ACL to loans held-in-portfolio	1.40%	1.20%	1.44%	5.75%	1.53%

Variance
(In thousands)	Commercial	Construction	Mortgage	Consumer	Total
ACL	$5,252	$1,101	$(510)	$(1,047)	$4,796
Loans held-in-portfolio	$146,695	$(24,973)	$30,448	$(34,951)	$117,219

Popular, Inc.

Financial Supplement to Second Quarter 2021 Earnings Release

Table Q - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Jun-21	31-Mar-21	30-Jun-20
Total stockholders’ equity	$5,814,614	$5,897,559	$5,780,165
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(20,440)	(21,415)	(24,511)

Total tangible common equity	$5,100,909	$5,182,879	$5,062,389

Total assets	$72,657,293	$66,870,268	$62,845,352
Less: Goodwill	(671,122)	(671,122)	(671,122)
Less: Other intangibles	(20,440)	(21,415)	(24,511)

Total tangible assets	$71,965,731	$66,177,731	$62,149,719

Tangible common equity to tangible assets	7.09%	7.83%	8.15%
Common shares outstanding at end of period	80,656,480	84,379,180	84,184,927
Tangible book value per common share	$63.24	$61.42	$60.13

	Quarterly average
Total stockholders’ equity [1]	$5,683,325	$5,693,672	$5,274,071
Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(671,121)	(671,121)	(671,121)
Less: Other intangibles	(21,350)	(22,104)	(25,497)

Total tangible equity	$4,968,711	$4,978,304	$4,555,310
Return on average tangible common equity	17.58%	21.37%	11.23%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com